Exhibit 5.2


                 [Richards, Layton & Finger, P.A. Letterhead]


                                                   June 1, 2000



AES Trust IV
AES Trust V
AES Trust VI
AES Trust VIII
AES Trust IX
c/o The AES Corporation
1001 North 19th Street
Arlington, Virginia  22209

    Re: AES Trust IV, AES Trust V, AES Trust VI, AES Trust VIII and AES Trust IX
        ------------------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special Delaware counsel for The AES Corporation, a Delaware corporation ("AES"), AES Trust IV, a Delaware business trust ("Trust IV"), AES Trust V, a Delaware business trust ("Trust V"), and AES Trust VI, a Delaware business trust ("Trust VI"), AES Trust VIII, a Delaware business trust ("Trust VIII"), and AES Trust IX, a Delaware business trust ("Trust IX")(Trust IV, Trust V, Trust VI, Trust VIII and Trust IX are hereinafter collectively referred to as the "Trusts" and sometimes hereinafter individually referred to as a "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

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AES Trust IV
AES Trust V
AES Trust VI
AES Trust VIII
AES Trust IX
June 1, 2000
Page 2


     (a) The Certificate of Trust of Trust IV, dated as of November 5, 1997, as filed with the Secretary of State on November 5, 1997;

     (b) The Certificate of Trust of Trust V, dated as of November 5, 1997, as filed with the Secretary of State on November 5, 1997;

     (c) The Certificate of Trust of Trust VI, dated as of November 5, 1997, as filed with the Secretary of State on November 5, 1997;

     (d) The Certificate of Trust of Trust VIII, dated as of May 24, 2000, as filed with the Secretary of State on May 24, 2000;

     (e) The Certificate of Trust of Trust IX, dated as of May 24, 2000, as filed with the Secretary of State on May 24, 2000;

     (f) The Declaration of Trust of Trust IV, dated as of November 5, 1997, between AES and the trustees of Trust IV named therein;

     (g) The Declaration of Trust of Trust V, dated as of November 5, 1997, between AES and the trustees of Trust V named therein;

     (h) The Declaration of Trust of Trust VI, dated as of November 5, 1997, between AES and the trustees of Trust VI named therein;

     (i) The Declaration of Trust of Trust VIII, dated as of May 24, 2000, between AES and the trustees of Trust VIII named therein;

     (j) The Declaration of Trust of Trust IX, dated as of May 24, 2000, between AES and the trustees of Trust IX named therein;

     (k) The Registration Statement (the "Registration Statement") on Form S-3, including a preliminary prospectus (the "Prospectus"), relating to the Preferred Securities of the Trusts representing preferred undivided beneficial interests in the assets of the Trusts (each, a "Preferred Security" and collectively, the "Preferred Securities"), filed by AES and the Trusts with the Securities and Exchange Commission ("SEC") on or about May 26, 2000, as amended by Amendment No. 1 thereto filed with the SEC on or about June 1, 2000;

AES Trust IV
AES Trust V
AES Trust VI
AES Trust VIII
AES Trust IX
June 1, 2000
Page 3


     (l) A form of Amended and Restated Declaration of Trust for each of the Trusts, to be entered into between AES, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of the Trust (including the exhibits thereto) (collectively, the "Declarations" and individually, a "Declaration"), attached as an exhibit to the Registration Statement; and

     (m) A Certificate of Good Standing for each of the Trusts, dated June 1, 2000, obtained from the Secretary of State.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Declarations.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (m) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (m) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that each of the Declarations constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the applicable Trust, and that the Declarations and the Certificates of Trust are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents,
(v) the due

AES Trust IV
AES Trust V
AES Trust VI
AES Trust VIII
AES Trust IX
June 1, 2000
Page 4


authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trusts (collectively, the "Preferred Security Holders") of a Preferred Security Certificate for such Preferred Security and the payment for such Preferred Security, in accordance with the Declarations and the Registration Statement, and (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Declarations and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. Each of the Trusts has been duly created and is validly existing in good standing as a business trust under the Business Trust Act.

     2. The Preferred Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the applicable Trust.

     3. The Preferred Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated pursuant to the applicable Declaration, to (i) provide indemnity and security in connection with and pay taxes or governmental charges arising from transfers of Preferred Security Certificates and the issuance of replacement Preferred Security Certificates, (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the applicable Declaration, and (iii) undertake as a party litigant to pay costs in any suit for the

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AES Trust IV
AES Trust V
AES Trust VI
AES Trust VIII
AES Trust IX
June 1, 2000
Page 5


enforcement of any right or remedy under the applicable Declaration or against the Property Trustee, to the extent provided in the applicable Declaration.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.

                                             Very truly yours,

                                             /s/ Richards, Layton & Finger, P.A.


CDK